Exhibit 1

10b5-1 Preset Diversification Program® (PDP) 1
PART I - Account and Plan Information

Instructions: To be completed by MSSB and reviewed by the Seller.

The undersigned (referred to hereinafter as the “Seller”, “I” or “me”) hereby appoints Morgan Stanley Smith Barney LLC (“MSSB”) as my agent for the purposes of implementing this Sales Plan (this “Plan”) that complies with the requirements of Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as outlined below and for the purpose of executing this Plan. I understand that this Plan is subject to review prior to acceptance by MSSB and that, upon acceptance, MSSB will use commercially reasonable efforts to perform its obligations under this Plan.

The appointment of MSSB is for the purpose of selling the common stock of the Issuer (the “Shares”) pursuant to the terms and conditions set forth below. Subject to such terms and conditions, MSSB accepts such appointment. This Plan is valid only for the specific security, account number and maximum total Shares indicated.

Issuer (the “Issuer”): Grindr Inc.	Trading Symbol: GRND

Adoption Date: _6/17/2026
The date on which the Seller executes this Plan as set forth on the final page of Part III of this Plan (the “Adoption Date”).

Seller’s Name: G. Raymond Zage, III

Account #:	FA Number:

Selling Start Date: The Selling Start Date is the later of (i) and (ii):
(i)
the 91st day after the Adoption Date,     9/16/2026          ; or

(ii)
the earlier of:
a.
the third business day following the disclosure of the Issuer’s financial results in a Form 10-Q or Form 10-K for the completed fiscal quarter in which this Plan is adopted (estimated 08/10/2026); or
b.
the 121st day after the Adoption Date (10/16/2026).

Promptly but no later than the relevant disclosure date, a representative of the Issuer will communicate the disclosure date of the 10-Q or 10-K, as applicable, to the MSSB Financial Advisor listed in Part I of the Plan. The MSSB Financial Advisor will then submit the Selling Start Date to the Executive Financial Services (EFS) primary and alternate contacts also identified in Part I in accordance with MSSB’s internal policies. If the EFS authorized person receives notification later than 12:00 PM ET on a particular business day, MSSB is not obligated to begin sales until the trading day after receipt of notification.

Note: The Selling Start Date should match the earliest Start Date on any order in Trade Schedules A or B. If the Selling Start Date or the Start Date entered for any order in Trade Schedules A or B is earlier than allowable under Rule 10b5-1 or the Issuer’s policies, then the Selling Start Date and the order Start Date shall be the earliest allowable Selling Start Date under Rule 10b5-1 and such policies.

Plan End Date:3/15/2027	Commission:	per share
Note: The “Plan End Date” should match the latest Sales Period End Date on any order in Trade Schedules A or B. The Plan End Date may be no sooner than 6 months and no later than 24 months following the Adoption Date of the Plan, provided that the Plan may be terminated earlier in in accordance with the terms of this Plan and Issuer’s Rule 10b5-1 Trading Plan Guidelines (the “Guidelines”).

Seller’s Affiliation Status: X Rule 144 affiliate X Director or officer (as defined in Rule 16a-1(f) of the Exchange Act) ☐ Non-Rule 144 affiliate but subject to trading windows ☐ Other

Plan Total Share Quantity:	Trade Schedule A:	NA

	Trade Schedule B:	6,000,000

	Total Shares:	6,000,000

1 Preset Diversification Program is a registered Trademark of Morgan Stanley Smith Barney LLC, protected in the United States and other countries.

Notice:

To the Seller:	Copies to:
Name:
Name: Address:	E-Mail:
Telephone:
E-Mail:

To the Issuer:	Copies to:
Name:	Name:
Corporation Grindr Inc.	Corporation
Address:	Address:
Telephone:	Telephone:
E-Mail:	E-Mail:

Section 16 Trade Notifications:
E-mail notice to the Issuer’s representative(s) responsible for Section 16 matters shall be given to the following e-mail address(es):

To: MSSB 10b5-1 Preset Diversification Program Department	Copies to: MSSB Financial Advisor

Primary Contact:	Primary Contact:
Alternate Contact:	Alternate Contact:
Ops Manager:

Address:	Address:

Telephone:	Telephone:
E-mail:
E-mail:

This Part I is an integral part of this Plan entered into by the Seller with MSSB and is subject to the terms and conditions set forth therein.

PART II

Trade Schedule A – Notice and Authorization of Exercise of Stock Options and Sale of Underlying Stock.

Instructions: May not be applicable for some plans. For use by any seller who wishes to sell shares obtained upon the exercise of stock options. When applicable, to be completed by MSSB and reviewed by the Seller. This Trade Schedule will be provided to the Issuer as notice of the intention to exercise stock options.

Name of Seller:	NA	Name of Issuer:	Grindr Inc.

I understand that it is my responsibility to ensure that my employee stock options (the “Options”) will be vested prior to the purchase of Shares upon exercising the Options and will be vested prior to the Start Date of their associated sale periods listed below and will not expire before the End Date of such sale periods. I also acknowledge responsibility for notifying MSSB in the event of an expiration or forfeiture of the Options under the Issuer’s stock option plan (upon any termination of service with the Issuer or otherwise) that will prevent the occurrence of one or more transactions listed below. If I authorize the exercise of more than one vested Option grant at the same limit price, the Options will be exercised in the order listed below. I further acknowledge that in the event Options cannot be exercised and the corresponding Shares cannot be sold for any reason, the term of this Plan will not be affected thereby and will end on the originally scheduled Plan End Date. I represent that the information below is accurate.

IN ADDITION TO THE COOLING-OFF PERIOD REQUIRED BY RULE 10b5-1(c)(1)(ii)(B), THE ISSUER MAY IMPOSE AN ADDITIONAL PERIOD OF TIME WHICH MUST ELAPSE BEFORE TRADING MAY COMMENCE UNDER THIS PLAN.

The following shall constitute my irrevocable direction and authorization to exercise the Options and sell the Shares as follows:

*** INFORMATION ON GRID MUST BE TYPED ***

(a) Date of Grant	(b) Grant ID	(c) Strike Price	(d) Option Vest Date	(e) Option Expiration Date	(f) Sale Period(s)		(g) Number of Shares to be Sold	(h) Limit Price
					Start Date	End Date

Note: Insert additional rows as necessary.

“No Sale” Periods (if any)
Start Date	End Date

The maximum number of Shares to be sold under this Trade Schedule A is	NA	.

1.
I hereby irrevocably authorize the Issuer to deliver Shares through the Depository Trust Company (DTC) to Morgan Stanley Smith Barney LLC - DTC#: 015. Delivery should be made to the MSSB account referenced in Part I – Account and Plan Information of this Plan.

2.
I hereby authorize MSSB or its affiliates, as applicable, to wire to an account designated by the Issuer a cash amount sufficient to cover the cost of the exercise and any withholding taxes due to either the Issuer or, if applicable, the Issuer’s outside stock option plan administrator upon the exercise of any Options exercised and underlying Shares sold pursuant to this Plan.

Instructions for Trade Schedule A:

●
Please list all orders chronologically by their Start Date. If Shares are available for sale on the same day, the sequence in which Shares are listed in the schedule above does not define the sequence in which trades will be executed.
●
Each order listed in the grid will be available to sell on any trading day on or between the Sale Period Start Date and the Sale Period End Date defined for that order, until the number of Shares indicated in column (g) are sold.
●
In columns (a) through (e) please provide the details of the Option grants to be exercised and sold.
●
In column (f), state the first and last date on which the Shares are authorized to be sold during the Sale Period (Share sales may occur on or between these dates). If, during any Sale Period the stated price is not reached for some or all of these Shares, they will not be carried over into any subsequent Sale Period unless explicitly indicated.
●
In column (g), state the maximum number of Shares to be sold pursuant to the Option exercise. Do not aggregate with amounts authorized to be sold at a different price during the same Sale Period.
●
In column (h), write a dollar price which is the minimum price per Share (the “Limit Price”) at which the Shares are authorized to be sold during the Sale Period. All limit orders will be treated as “limit not held” orders. Note: Option exercises and sales must be at a Limit Price, not at a “Market” price.
●
In the grid labeled “No Sale” Periods, list the time period(s), if any, during which no sales may be made, notwithstanding their inclusion in this Trade Schedule A.

This Trade Schedule A is an integral part of this Plan entered into by the Seller with MSSB and is subject to the terms and conditions set forth therein.

Trade Schedule B – Sale of Clean Stock/Restricted Stock/Restricted Stock Awards or Units or Employee Stock Purchase Plan Stock.

Instructions: May not be applicable for some plans. For use by any seller who wishes to sell these types of shares. When applicable, to be completed by MSSB and reviewed by the Seller.

Name of Seller:	G. Raymond Zage, III	Name of Issuer:	Grindr Inc.

I acknowledge that in the event the number of Shares in column (e) cannot be sold for any reason, the term of this Plan will not be affected and will end on the originally scheduled Plan End Date. I represent that the information below is accurate.

IN ADDITION TO THE COOLING-OFF PERIOD REQUIRED BY RULE 10b5-1(c)(1)(ii)(B), THE ISSUER MAY IMPOSE AN ADDITIONAL PERIOD OF TIME WHICH MUST ELAPSE BEFORE TRADING MAY COMMENCE UNDER THIS PLAN.

*** INFORMATION ON GRID MUST BE TYPED ***

(a) Type (Clean (CLN), Restricted (RST), Restricted Stock Awards (RSA) or Units (RSU) or Employee Stock Purchase Plan shares (ESPP))	(b) Grant ID / Nature of Acquisition (If applicable)	(c) Date Shares Acquired / Vest Date (If applicable)	(d) Sale Period(s)		(e) Authorized Number of Owned Shares to be Sold	(f) Limit Price (“Market” if a Market Order)
			Start Date	End Date
CLN (shares			Selling	9/30/2026	500,000	Market
acquired at the			start date
business
combination,
warrant exercises,
shares acquired in
privately
negotiated
transactions, open
market purchases.
			10/01/2026	10/15/2026	500,000	Market
			10/16/2026	10/31/2026	500,000	Market
			11/01/2026	11/15/2026	500,000	Market
			11/16/2026	11/30/2026	500,000	Market
			12/01/2026	12/15/2026	500,000	Market
			12/16/2026	12/31/2026	500,000	Market
			01/02/2027	01/15/2027	500,000	Market
			01/16/2027	01/31/2027	500,000	Market
			02/01/2027	02/15/2027	500,000	Market
			02/16/2027	02/28/2027	500,000	Market
			03/01/2027	03/15/2027	500,000	Market
Note: Insert additional rows as necessary.

“No Sale” Periods (if any)
Start Date	End Date

The maximum number of Shares to be sold under this Trade Schedule B is	6,000,000	.

For the purpose of settling sales contemplated by the Plan, I authorize MSSB to transfer Shares that may be in one or more of my other MSSB accounts to the MSSB account(s) identified above. In most cases, these transfers will be made on the days and for the amounts contemplated by the sales under this Plan. Cost basis information related to these Shares will be communicated within MSSB for proper recordkeeping.

Instructions for Trade Schedule B:

●
Please list all orders in chronologically by their Start Date. If Shares are available for sale on the same day, the sequence in which Shares are listed in the schedule above does not define the sequence in which trades will be executed.
●
Each order listed in the grid will be available to sell on any trading day on or between the Sale Period Start Date and the Sale Period End Date defined for that order, until the number of shares indicated in column (e) are sold.
●
In column (a), indicate the type of stock to be sold.
●
In column (b), for restricted stock awards/units or ESPP shares, please state the grant ID, if applicable. For clean or restricted stock, please state the nature of acquisition.
●
In column (c), state the date the Shares to be sold were acquired or vested. If the Shares were acquired/vested in more than one lot, state the acquisition/vest date for each lot. If performance based restricted stock awards or units and vest date is unknown at this time, indicate “TBD” in the grid above.
●
In column (d), state the first and last date on which the Shares are authorized to be sold during the designated Sale Period (Share sales may occur on or between these dates). If, during any Sale Period the stated price is not reached for some or all of these Shares, they will not be carried over into any subsequent Sale Period, unless explicitly indicated.
●
In column (e), state the maximum number of Shares authorized to be sold at the price during the designated Sale Period. Do not aggregate with amounts authorized to be sold at a lower price during the same designated Sale Period.
●
In column (f), write either: (i) a dollar price, which is the minimum price (the “Limit” Price) at which Shares are authorized to be sold, or (ii) the word “market” if Shares are to be sold at the then-prevailing market price per Share during the Sale Period. All market orders will be treated as “market not held” orders. All limit orders will be treated as “limit not held” orders.
●
In the grid labeled “No Sale” Periods, list the time period(s), if any, during which no sales may be made, notwithstanding their inclusion in this Trade Schedule B.

This Trade Schedule B is an integral part of this Plan entered into by the Seller with MSSB and is subject to the terms and conditions set forth therein.

PART III
Sales Plan Disclosures and Representations

Instructions: The Seller must review and understand these disclosures and representations. The Seller is required to sign the last page of this Part III.

A.
General Representations.

I understand that this Plan is intended to conform with the provisions of paragraph (c)(1) of Rule 10b5-1 (“Rule 10b5-1”) under the Securities Exchange Act of 1934, as amended (“Exchange Act”). I understand that the laws governing insider trading are fact specific and that MSSB does not and cannot guarantee that any transaction that is executed pursuant to this Plan will be deemed covered by the protections of Rule 10b5-1. I further acknowledge and agree that the Issuer’s Guidelines and insider trading policies may impose additional restrictions and I further agree to comply with any and all terms of the Issuer’s Guidelines and insider trading policies. The Seller understands that complying with such guidelines and policies is the Seller’s sole responsibility.

1.
I hereby represent to MSSB that, as of the date of my signature below:

a.
I am not aware of any material nonpublic information about the securities that are the subject of this Plan or the Issuer (if I am a director or officer (as defined in Rule 16a-1(f) of the Exchange Act) of the Issuer, I certify as to the foregoing in accordance with Rule 10b5-1).

b.
I am entering into and adopting this Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Section 10(b) of the Exchange Act or Rules 10b-5 or 10b5-1 thereunder (if I am a director or officer (as defined in Rule 16a-1(f) of the Exchange Act) of the Issuer, I certify as to the foregoing in accordance with Rule 10b5-1), or evade the prohibitions of any other law or rule.

c.
I will at all times act in good faith with respect to this Plan, including any modifications or terminations of this Plan.

d.
I understand that the protections of Rule 10b5-1 may not apply if I alter this Plan or deviate from the instructions in any way, other than in accordance with the modification provisions of this Plan and applicable law.

e.
I own the securities which are the subject of this Plan and I acknowledge and confirm that:

(i)
neither I (with respect to Shares deposited into the MSSB account referenced in Part I – Account and Plan Information of this Plan), nor the Shares deposited into such account will be subject to any pledges, liens, security interests or other impediments to transfer (except for those which I have entered into with MSSB, limitations imposed by Rule 144 under the Securities Act of 1933, as amended (“Rule 144”)), if applicable, or a lock-up agreement or other restriction that expires prior to the first date that sales may be made under this Plan) nor is there any contractual restriction or litigation, arbitration or other proceeding pending, or to my knowledge threatened, that would prevent or interfere with the exercise of Options to purchase shares of the Issuer or sale of Shares under this Plan;

(ii)
the execution and delivery of this Plan by me and the transactions contemplated by this Plan will not contravene applicable law or any agreement or other instrument binding on me or any of my affiliates or any judgment, order or decree of any governmental body, agency or court having jurisdiction over me or my affiliates;

(iii)
if any Shares are “restricted securities” as defined under Rule 144 and the restricted legend/stop transfer order on the Shares is removed to facilitate the deposit of the Shares with MSSB in advance of sales under this Plan, I understand that the Shares are still “restricted securities” and will comply with any request by the Issuer or MSSB to cause unsold Shares to be returned to the Issuer’s transfer agent to reapply the applicable restrictive legends/stop transfer order; and

(iv)
the Shares under this Plan do not require any resale registration statement (e.g., S-1, S-3 or re-sale S-8) in order to be sold in the Sales Periods as defined in Trade Schedule A or B, as applicable.

f.
Except with respect to a modification or termination of this Plan in accordance with the terms hereof, I agree not to alter or deviate from the terms of this Plan and, while this Plan is in effect, I will not enter into or alter any corresponding or hedging transaction or position with respect to the securities that are the subject of this Plan (for the avoidance of doubt, a bona fide pledge or security interest over the Shares in favor of a lender shall not constitute a “corresponding or hedging transaction or position” for purposes of this Section, provided that any such pledge or security interest is released prior to the transfer of such Shares into the MSSB account) (including, without limitation, with respect to any securities convertible or exchangeable into common stock of the Issuer).

g.
I agree not to, directly or indirectly, communicate any information relating to the Shares or the Issuer to any employee of MSSB or its affiliates who is involved, directly or indirectly, in executing this Plan at any time while this Plan is in effect or attempt to exercise any influence over how, when or whether to effect any sales of Shares pursuant to this Plan.

h.
I have no outstanding (and will not subsequently enter into while this Plan is in effect any additional) contract, instruction or plan that would qualify for the affirmative defense under Rule 10b5-1(c)(1) for purchases or sales of the Issuer’s securities on the open market, except as permitted by Rule 10b5-1(c)(1)(ii)(D) based on consultation with my own or the company’s counsel and notified to MSSB in writing.

i.
If this Plan is designed to effect the open-market sale of the total amount of Shares under this Plan as a single transaction, other than eligible sell-to-cover transactions as described in Rule 10b5-1(c)(1)(ii)(D)(3), I have not, during the prior 12-month period, adopted (and will not subsequently adopt while this Plan is in effect) a contract, instruction or plan that (1) was or is designed to effect the open-market purchase or sale of all of the securities covered by such contract, instruction or plan in a single transaction and (2) would otherwise qualify for the affirmative defense under Rule 10b5-1(c)(1).

j.
I understand that it is my responsibility to comply with all applicable laws (including, without limitation, Rule 144, Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, if applicable) and the policies of the Issuer with respect to the transactions contemplated by this Plan, and I agree to comply with all such laws and policies. I represent that this Plan conforms with the trading policies of the Issuer.

k.
I acknowledge and confirm that I have or will provide MSSB with an Issuer Representation letter signed by an authorized representative of the Issuer substantially in the form of Part IV - Exhibit A to this Plan.

l.
I agree to notify MSSB in writing to the individuals set forth in Part I – Account and Plan Information if I become aware of:

(i)
any restriction that would prohibit any sale pursuant to this Plan (other than any such restriction relating to my possession or alleged possession of material nonpublic information about the Issuer or its securities). Such notice will indicate the anticipated duration of the restriction, but will not in any way communicate any material nonpublic information about the Issuer or its securities to MSSB;

(ii)
any change in the Issuer’s Guidelines or insider trading policies, or a change in my status under such policies, affecting this Plan;

(iii)
any change in the Issuer’s policies regarding the timing or method of exercising Options covered by this Plan;

(iv)
any change that would cause the sales hereunder not to meet all applicable requirements of Rule 144, if applicable; and

(v)
any stock split, stock dividend or other like distributions affecting the Shares (“Recapitalization”).

I understand that MSSB will not be responsible for any incorrect order entered due to any of the above events if MSSB has not been notified by me at least one business day prior to such event.

m.
I agree to notify MSSB in writing to the individuals set forth in Part I – Account and Plan Information before I:

(i)
enter into, modify or terminate any new or existing contract, instruction or plan with another broker-dealer or agent to purchase or sell any securities of the Issuer that would qualify for the affirmative defense under Rule 10b5-1(c)(1) and be treated as a single “plan” with this Plan under Rule 10b5-1(c)(1)(ii)(D)(1) based on consultation with my own or the company’s counsel (I understand that any such modification or termination would act as a modification or termination of this Plan, as applicable, with any such modification subject to the modification provisions of Section D.2. of this Plan and the cooling-off period then required by Rule 10b5-1(c)(1)(ii)(B)); or

(ii)
provide any other instructions to another broker-dealer or agent to purchase or sell any securities of the Issuer.

n.
I acknowledge that MSSB is not acting as my fiduciary but is acting in a brokerage capacity in connection with the adoption and implementation of this Plan.

o.
If I am a director or executive officer of the Issuer, then I am not subject to any current pension fund blackout period applicable to the Issuer, and I have not received written notice of the imposition of, nor am I aware of, the actual or approximate beginning or ending dates of any such blackout period and I further acknowledge and agree that I may not modify or otherwise alter this Plan in such circumstances.

B.
Section 16 Representations (only for sellers subject to Section 16).

1.
I authorize the Issuer and MSSB to implement procedures for reporting to the Issuer all transactions under this Plan in the account referenced in Part I – Account and Plan Information. Upon execution of any transaction under this Plan and in no event later than the business day immediately following the trade date, I authorize MSSB to provide the terms of the transaction to the Issuer’s representative set forth in Part I – Account and Plan Information of this Plan and any other persons designated by the Issuer. For the avoidance of doubt, the Issuer’s representative has sole discretion to provide the list of designated persons to MSSB on behalf of the Issuer. I understand that MSSB shall not be responsible for any rejected or undeliverable emails sent to the electronic address(es) designed by the Issuer.

2.
I understand that federal securities laws may require me to disgorge all profits earned in connection with any purchase and sale of securities that occurs within six months of each other if I own 10% or more of any class of the Issuer’s equity securities, or if I am an officer or director of the Issuer (i.e., “short-swing profits”). I further understand that it is my own responsibility to ensure compliance with such short-swing profit rules, and I will consult with my own or the company’s counsel with respect to ensuring compliance with such rules.

3.
I understand that there are securities laws and rules that require certain persons to timely file reports with the Securities and Exchange Commission (the “SEC”) as to the shareholder’s purchases and sales of the Issuer’s securities (including, without limitation, Section 13 and Section 16 of the Exchange Act). I understand that it is my responsibility, and not the Issuer’s responsibility, to ensure compliance with such rules in a timely manner to the extent applicable, and I will consult my own or the company’s counsel with respect to whether and when such reports might need to be filed. MSSB will not be required to: (i) make any of these filings on my behalf, (ii) review any Exchange Act filing made by me, or (iii) determine whether any Exchange Act filing by me has been made on a timely basis. MSSB will not be liable to me for any misstatement, omission or defect in any of these filings.

C.
Sales of Restricted or Control Stock Pursuant to SEC Rule 144 (only for sales subject to Rule 144).

1.
I understand that this Plan is applicable only as to securities that are freely tradable and that will not be subject to any restrictions against sale at the time of sale of such securities under this Plan. If I am considered an “affiliate” within the meaning of Rule 144, then I understand that the provisions of that rule may limit the number of Shares I can sell at any given time. In the event there is a conflict between the quantity of securities that I have directed to be sold and any lesser amount of Shares that are permitted to be sold pursuant to Rule 144 or other securities laws or rules, I hereby direct that the maximum limits established by such other laws or rules shall govern. In no event will MSSB effect any sale if such sale would exceed the then-applicable limitation under Rule 144 assuming MSSB’s sales under this Plan are the only sales subject to that limitation, or if any such sale would otherwise not comply with Rule 144.

2.
I agree not to take, nor to cause any person or entity with which I would be required to aggregate sales of stock pursuant to Rule 144 to take, any action that would cause the sales under this Plan not to meet all applicable requirements of Rule 144, including volume limitations.

3.      I agree to timely provide completed and signed Rule 144 paperwork to MSSB (including, without limitation, a Seller Representation Letter dated as of the date of this Plan substantially in the form of Part IV - Exhibit B to this Plan, and, if applicable, an Initial Electronic Signature Authentication Document, in each case prior to the Adoption Date).    I acknowledge that MSSB requires this paperwork to facilitate Rule 144 trades for my account. Consistent with Rule 144 filing requirements, MSSB hereby agrees to submit my completed Form 144 – Notice of Proposed Sale to the Securities and Exchange Commission. In order for MSSB to complete this paperwork, I authorize MSSB to maintain my pre-signed Forms 144 in safekeeping and to complete these forms as necessary before submitting them to the SEC. I understand and acknowledge that, if MSSB does not timely receive my Rule 144 paperwork or have access to the SEC’s EDGAR filing system to make filings on my behalf, MSSB may not be able to file timely Forms 144 on my behalf. MSSB will have no obligation to complete or file Forms 144 on my behalf for any sales made outside of this Plan. I further agree to release, hold harmless and discharge MSSB and its affiliates, agents, officers, successors and insurers from any and all claims, demands, losses, liabilities, damages and other expenses which may be sustained at any time relating to its facilitating transactions and completing necessary paperwork on my behalf under Rule 144.

D.
Implementation, Modification, Suspension and Termination.

1.
Implementation of Plan.

a.
I agree that (i) MSSB may route any trades under this Plan to its affiliates and their respective routing counterparties for execution (collectively, the “Execution Venues”), (ii) such Execution Venues are required to have risk management controls in place that are reasonably designed to manage the financial, regulatory and other risks of accessing the market, and (iii) MSSB and the other Execution Venues, in executing such orders, may treat such orders as “not held” and thus exercise both time and price discretion in their execution. I authorize the Execution Venues to treat such orders as “not held” and exercise time and price discretion with respect to such orders. In executing an order as not held, MSSB will consider several factors, including price, the available liquidity pool, execution speed, transaction costs, service and opportunities for price improvement in determining where, when and how to route orders for execution However, sales of Shares under this Plan will not be made at a price less than the Limit Price, if applicable.

b.
MSSB may sell the Shares subject to this Plan on any national securities exchange, in the over-the-counter market, on an automated trading system or otherwise. I agree that if MSSB or its affiliates is a market maker or dealer in such Shares at the time that any sale is to be made under this Plan, MSSB or its affiliates may, at its sole discretion, purchase such Shares in its capacity as market maker or dealer.

c.
At least one trading day prior to each Sale Period Start Date, I agree to deliver Shares subject to this Plan into an account at MSSB in my name and for my benefit, to the extent I currently own such Shares and such Shares are free of any restrictive legend. I understand that this Plan shall not be effective until I establish a valid account at MSSB to hold the Shares.

2.
Modification of Plan.

a.
I may not modify this Plan unless:

(i)
such modification is accepted in writing by MSSB;

(ii)
such modification is approved by the Issuer’s Head of Legal or their designee; and

(iii)
in the case of a modification or change to the amount, price, or timing of the sale of Shares under this Plan, I provide MSSB with:

(a) an Issuer Representation Letter substantially in the form of Part IV - Exhibit A to this Plan;

(b) If I am a Rule 144 affiliate, representations substantially to the effect of those contained in Part IV -   Exhibit B of this Plan; and

(c)
a modification letter and new trade schedule(s) in which I represent that, among other things, on the date of such modification that I am not aware of any material, non-public information regarding the Issuer or any of its securities, that the modification is being made in good faith and not as part of a scheme to evade any law, including, without limitation, the federal securities laws or any law governing insider trading, and that my representations and warranties contained in this Plan are true at and as of the date of such letter as if made at and as of such date.

(iv)
in the case of a modification or change to the amount, price, or timing of the sale of Shares under this Plan, such modification occurs only outside of any “blackout periods” set forth in the Issuer’s insider trading policy and procedures.

b.
I understand that any modification or change to the amount, price or timing of the sale of Shares under this Plan will constitute a termination of this Plan and the adoption of a new plan subject to the cooling-off period then required by Rule 10b5-1(c)(1)(ii)(B) and the Issuer’s Guidelines. I understand this includes me not owning the Shares and having them available for sale as contemplated by this Plan. The Issuer may impose additional requirements as a condition of allowing me to modify this Plan, including, but not limited to, an additional period of time which must elapse before trading may begin following such modification. I agree to comply with any such additional requirements imposed by Issuer and to advise MSSB of such requirements.

3.
Suspension of Plan.

a.
I understand that trading under this Plan may be suspended if MSSB has received written notice from the Issuer or from me of a legal, regulatory or contractual restriction applicable to the Issuer or to me. Upon receipt of such written notice, I expressly authorize MSSB to suspend trading as soon as practicable and trading shall not resume until MSSB has received written notice of the resolution of the underlying restriction. I understand that MSSB can make no representation as to the continued availability of the affirmative defense under Rule 10b5-1 in the event of any resumption of trading following such suspension. If the events giving rise to a suspension of trading cannot be resolved (as determined by MSSB in its sole discretion), I understand and acknowledge that MSSB reserves the right, in its sole discretion, to terminate this Plan in accordance with the provisions contained herein. In the event of a suspension, MSSB will resume effecting trades in accordance with this Plan as soon as MSSB determines that it is reasonably practical to do so.

b.
I understand and agree that MSSB may not be able to effectuate a sale due to a market disruption or a legal, regulatory or contractual restriction to which MSSB or its affiliates may be subject, or any other event or circumstance, as determined by MSSB in its sole discretion. In such case, MSSB agrees to effectuate such sale as promptly as practical after the cessation or termination of such market disruption, restriction or other event or circumstance.

c.
Upon the resumption of trading following a suspension, any trades having a Sales Period End Date scheduled to have occurred during such suspension period shall be deemed to have expired as of that scheduled Sales Period End Date as defined in Trade Schedule A or B, as applicable. Any trades having a Sales Period Start Date scheduled to have occurred during the period of suspension shall be placed as soon as practicable for the balance of time remaining until the Sales Period End Date applicable to such trade. All other trades shall be placed as originally indicated in this Plan.

4.
Termination of Plan.

d.
I understand that this Plan will terminate at market close on the Plan End Date or, if earlier, upon the completed sale of the maximum Shares subject to this Plan. In addition, this Plan shall terminate, regardless of whether the maximum Shares have been sold, upon any of the following events:

(i)
MSSB receives written notice of my death;

(ii)
MSSB receives written notice of the commencement or impending commencement of any proceedings in respect of or triggered by my bankruptcy or insolvency;

(iii)
MSSB receives written notice of a valid instruction to transfer all or substantially all of the assets within my securities account at MSSB to another broker-dealer;

(iv)
MSSB receives written notice of a termination of an additional contract, instruction or plan that is being treated as a single “plan” with this Plan as described in Section A.1.m.(i) above (or MSSB receives written notice of a modification of such additional contract, instruction or plan and the requirements for a modification of the Plan are not or cannot be satisfied);

(v)
MSSB receives two days’ written notice from me terminating this Plan (which may be given for any reason);

(vi)
any modification or change to the amount, price or timing of the sale of Shares under this Plan as described in Section D.2.b above, which includes not having the Shares available for sale as contemplated by this Plan;

(vii)
I receive written notice from MSSB terminating this Plan (which may be given for any reason);

(viii)
I fail to comply in any material respect with any applicable law and/or any obligation under this Plan; and

(ix)
upon my or the Issuer’s demonstrating to MSSB that any of the following events have occurred:

(a)
a public announcement has been made of a tender offer involving the Issuer’s securities;

(b)
a definitive agreement has been announced relating to a merger, reorganization, consolidation or similar transaction in which the securities covered by this Plan would be subject to a lock-up provision;

(c)
a sale has been made of all or substantially all of the assets of the Issuer on a consolidated basis to an unrelated person or entity, or if a transaction affecting the Issuer occurs in which the owners of the Issuer’s outstanding voting power prior to the transaction do not own at least a majority of the outstanding voting power of the successor entity immediately upon completion of the transaction;

(d)
a dissolution or liquidation of the Issuer takes place or there is a commencement or impending commencement of any proceedings in respect of or triggered by the Issuer’s bankruptcy or insolvency; or

(e)
that this Plan or its attendant transactions may violate existing, new or revised federal or state laws or regulations, or may cause a breach of a contract or agreement to which the Issuer is a party or by which the Issuer is bound.

e.
I agree that I will comply with the Issuer’s Guidelines and act in good faith with respect to any terminations of this Plan.

f.
In no event shall MSSB be deemed to have breached or failed to comply with this Plan if MSSB does not receive written notice of the above events prior to the placement of a scheduled order under this Plan. I understand that it may take two business days for any termination to take effect upon MSSB receiving written notice.

E.
Indemnification; Limitation of Liability.

I understand that the purpose of this Plan is to provide me with an affirmative defense against allegations of insider trading and that MSSB can make no representation or guarantee that any transaction entered according to this Plan will not subsequently be found to violate federal or state laws or rules against trading by insiders or trading on the basis of material nonpublic information or other laws or rules governing securities transactions. Therefore, in consideration of MSSB’s acceptance of these instructions, I hereby agree to indemnify and hold harmless MSSB and its affiliates and their respective directors, officers, employees and agents (including, without limitation, Morgan Stanley & Co. LLC) from any claim, loss, damage, liability or expense (including, without limitation, any legal fees and expenses reasonably incurred) arising out of or attributable to this Plan (including, without limitation, any representations or warranties I have given or will give under or in connection with this Plan) or any transaction or transactions executed pursuant to this Plan or from any deviation I might make from this Plan, provided, however, that I shall have no indemnification obligation to the extent any claims, losses, damages, liabilities or expenses are due to the gross negligence or willful misconduct of MSSB or any other indemnified person. This indemnification will survive termination of this Plan.

Notwithstanding any other provision hereof, MSSB shall not be liable to me for (i) any special, indirect, punitive, exemplary or consequential damages, or incidental losses or damages of any kind, even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen, or (ii) any failure to perform or to cease performance or any delay in performance that results from a cause or circumstance that is beyond MSSB’s reasonable control, including but not limited to, failure of electronic or mechanical equipment, strikes, failure of common carrier or utility systems, outbreak or escalation of hostilities or other crisis or calamity, severe weather, market disruptions, material disruptions in securities settlement, payment or clearance services or other causes commonly known as “acts of God”.

F.
Notice.

All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic mail and made to the applicable persons indicated in Part I – Account and Plan Information. The parties acknowledge and agree that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.

G.
Miscellaneous.

1.
Additional Documents. I agree to complete, execute and deliver to MSSB any additional forms or other paperwork pursuant to this Plan at such times and in such form as MSSB may reasonably request.

2.
My Obligation to Consult Counsel. I understand that MSSB has advised that I should not enter into, modify, suspend or terminate this Plan except upon consultation with my own or the company’s counsel.

3.
Inconsistent Provisions. If any provision of this Plan is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision will be deemed rescinded to the extent required in order to comply with the relevant law, rule or regulation. All other provisions of this Plan will continue and remain in full force and effect.

4.
Non-Market Days and Trading Restrictions. If I have given instructions that require an order to be entered on a particular date, and the date that I have selected for a transaction falls on a day when the applicable primary market for the security is closed, then I direct that the transaction occur on the next regular business day on which such market is open following the original date indicated; provided that such date does not exceed the Sales Period End Date for that order or the Plan End Date or falls within a No Sales Period as defined in Trade Schedule A and/or B of this Plan.

5.
State Insider Trading Laws. I understand that some states may have their own laws that relate to insider trading. I understand that MSSB makes no representation to me with respect to whether this Plan conforms to the laws of any particular state, and has advised that I should consult with my own or the company’s counsel with respect to matters of state law.

6.
Prices. All references in this Plan to per share prices will be before deducting any commission equivalent, mark-up or differential and other expenses of sale.

7.
Other Shares. Subject to the restrictions contained in the Issuer’s Guidelines, I may instruct MSSB to sell securities of the Issuer other than pursuant to this Plan. The parties hereto agree that any such sale transaction will not be deemed to modify this Plan unless in connection with such transaction this Plan is modified pursuant to the process set forth in subsection D.2 above.

8.
Adjustments to Share and Dollar Amounts. The exercise and sale prices, and number of Options to be exercised and Shares to be sold, will be adjusted following such time as I or the Issuer notifies MSSB promptly of a Recapitalization, which shall be made by providing a new schedule reflecting the adjustment in Shares and prices after the Recapitalization. I understand that MSSB will not be responsible for any incorrect order entered due to a Recapitalization if MSSB has not been notified at least one business day prior to such Recapitalization.

9.
Effect of Instructions on Other Agreements with MSSB. Subject to “Entire Agreement; Subsequent Plans” subsection below, nothing in this Plan changes any other terms or agreements that are already applicable to my account or accounts, or that otherwise exist between MSSB and me.

10.
Entire Agreement; Subsequent Plans. This Plan constitutes the entire agreement between the parties with respect to this Plan and supersedes any prior agreements or understandings with respect to this Plan. I understand that if I enter into a subsequent 10b5-1 trading plan, that plan will not amend, suspend or terminate this Plan unless explicitly agreed to by MSSB in writing.

11.
Assignment. My rights and obligations under this Plan may not be assigned or delegated without the written permission of MSSB. MSSB may assign or delegate any or all of its rights or obligations under this Plan to a company affiliated with, or a successor to, MSSB or to any assignee to which MSSB determines to assign all or part of its business relating to sales plans of this kind. Any such assignment will not affect the status, or be deemed to be an amendment, of this Plan, the purpose of which is to provide me with an affirmative defense against charges of insider trading.

12.
Choice of Law Regarding Interpretation of Instructions. This Plan shall be construed in accordance with the internal laws of the State of New York.

13.
Enforceability in the Event of Bankruptcy. The parties acknowledge and agree that this Plan is a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (“Bankruptcy Code”) and shall be entitled to all of the protections afforded to such contracts under the Bankruptcy Code.

14.
Headings. Headings used in this Plan are provided for convenience only and shall not be used to construe meaning or intent.

15.
Counterparts. This Plan may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were placed upon the same instrument. Upon execution by the parties hereto, this Plan shall be deemed effective as of the Adoption Date.

By signing this Plan I agree that I have read and understood all of the disclosures and representations outlined in this Plan and applicable Trade Schedules.

Seller	Morgan Stanley Smith Barney LLC

By:	By:
Signed By:	Signed By:

Title:	Title:

Adoption Date:	Date:

PART IV

Exhibit A - Issuer Representation Letter

Instructions: To be reviewed and executed by an authorized representative of the Issuer.

Reference is made to that certain Sales Plan dated 6/17/2026 (the “Plan”) between G. Raymond Zage, III (“Seller”) and Morgan Stanley Smith Barney LLC (“MSSB”) relating to the sale of common shares (the “Shares”) of Grindr Inc. (the “Issuer”).

As an authorized representative of the Issuer, I hereby represent and covenant on the Issuer's behalf that:

1.
The Seller’s affiliate status at the Issuer is a (check the applicable boxes):

X 144 affiliate of the Issuer

X Director or officer (as defined in Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended (“Exchange Act”))

X Subject to the Issuer’s insider trading windows

☐
Not applicable

2.
The sales to be made by MSSB for the account of Seller pursuant to the Plan conform to the Issuer’s Rule 10b5-1 Trading Guidelines and insider trading policies and, to the best of the Issuer’s knowledge, there are no legal, contractual or regulatory restrictions applicable to Seller or Seller’s affiliates as of the date of this representation that would prohibit Seller from entering into the Plan or prohibit any sale pursuant to the Plan.

3.
If, at any time between the Adoption Date and the Plan End Date (each as defined in the Plan), (i) the Issuer becomes aware of a legal, contractual or regulatory restriction that is applicable to the Issuer or Seller or a stock offering requiring a lock-up that would prohibit any sale pursuant to the Plan (other than any such restriction relating to Seller’s possession or alleged possession of material nonpublic information about the Issuer or its securities), (ii) there is a change in the Issuer’s insider trading policies or a change in the Seller’s status under such policies, affecting the Plan, (iii) any stock split, stock dividend or other like distributions will affect the Shares or (iv) where the Plan covers Shares that Seller has the right to acquire under outstanding stock options, there is a change in the Issuer’s policies with regard to the timing or method of exercising such options that could interfere with the manner or timing of the sales to be made pursuant to this Plan, the Issuer agrees to give MSSB’s PDP Trading Desk notice of such restriction in writing as soon as practicable to the individuals identified in Part I – Account and Plan Information of the Plan. Such notice shall indicate the anticipated duration of the restriction, but shall not communicate any material nonpublic information about the Issuer or its securities to MSSB.

4.
If the Plan covers Shares that Seller has the right to acquire under outstanding stock options, the Issuer acknowledges that Seller has authorized MSSB to serve as Seller’s agent to exercise such stock options to purchase the Shares from time to time pursuant to the Plan. The Issuer agrees to accept, acknowledge and effect the exercise of such options by MSSB and the delivery of the underlying Shares to MSSB (free of any legend or statement restricting its transferability to a buyer to the extent permitted under applicable law) upon receipt of a completed Trade Schedule A – Notice and Authorization of Exercise of Stock Options of Sale included in Part II of the Plan.

5.
If the Selling Start Date is based on the disclosure of the Issuer’s financial results, a representative of the Issuer will communicate the relevant disclosure date in writing to the MSSB Financial Advisor listed in Part – I Account and Plan Information promptly but no later than the relevant disclosure date.

Dated:

By:
Name:
Title:

Exhibit B - Seller Representation Letter

Instructions: To be reviewed and executed only by those sellers required to sell shares pursuant to Rule 144.

Reference is made to that certain Sales Plan dated 6/17/2026 (the “Plan”) contemplating the sale of 6,000,000 Shares (the “Stock”) of Grindr, Inc. (the “Issuer”) pursuant to Rule 144.

I propose to sell the above-referenced Stock of the Issuer through Morgan Stanley Smith Barney LLC (“MSSB”) in accordance with the requirements of Rule 144 under the Securities Act of 1933, as amended (the “Act”). I am, or may be deemed to be, an “affiliate” of the Issuer as that term is defined in Rule 144(a)(1). Accordingly, pursuant to this Seller Representation Letter (this “Letter”), I represent to and agree with you that:

1.
To my knowledge, the Issuer (i) has been or will be a “reporting issuer” for at least 90 days immediately preceding the date of the proposed sales and (ii) is current in its reports to the Securities and Exchange Commission (“SEC”) as required by Rule 144(c)(1) (i.e., to my knowledge, the Issuer has filed the reports required to be filed by Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, other than Form 8-K, during the 12 months preceding the date of the proposed sale of Stock (or for such shorter period that the Issuer was required to file such reports)).

2.
To my knowledge, the Issuer either (i) is not a “shell company” as described in Rule 144(i)(1), or (ii) was previously a “shell company” and, at the time of any sale of the Stock, the requirements of Rule 144(i)(2) will be satisfied, including that one year has elapsed from the date the Issuer filed “Form 10 information” with the SEC.

3.
Any “restricted securities” (as that term is defined in Rule 144(a)(3)) that I propose to sell were or will be acquired and fully paid for more than six months before the date of the proposed sale.

4.
At the time of any sale of the Stock, the number of shares of the Issuer’s common stock sold by me or for my account and by or for the account of any person whose sales are required to be aggregated with sales by or for me as provided in paragraphs (a)(2) and (e)(3) of Rule 144 during the three months prior to the date of sale will not exceed the amounts permitted by Rule 144(e).

5.
I have not solicited or arranged for the solicitation of, and will not solicit or arrange for the solicitation of, orders to buy the Stock in anticipation of or in connection with such proposed sales, and such sale shall be made in accordance with Rule 144(f).

6.
I am not acting, and will not act, in concert with any person or entity with respect to the sale of the Stock, except as communicated to MSSB in writing.

7.
I have not made, and will not make, any payment in connection with the proposed sale of the Stock to any person other than the usual and customary broker’s commissions to MSSB.

8.
I authorize MSSB to contact the Issuer, its counsel, its transfer agent, and their agents and representatives concerning these transactions.

9.
MSSB and its agents and representatives, the Issuer, its transfer agent and their agents and representatives may rely on the accuracy of the information contained in this Letter.

10.
I agree to notify MSSB promptly if there are any changes to the facts or representations set forth above.

Form 144 Filing Matters
1.
In connection with the sale of the Stock, if required by Rule 144, I authorize MSSB to complete and file one or more Forms 144 on my behalf with the SEC at the time(s) I have instructed MSSB to sell the Stock. Along with my typed signature below, I understand that information relating to the securities to be sold and securities sold in the three months prior to the date of filing as required by Form 144 will be filed with the SEC.

2.
By signing below, I am authorizing MSSB to insert my typed signature in such Forms 144 and am authenticating my typed signature in such Forms 144, and through the Initial Electronic Signature Authentication Document I previously provided to MSSB with my manual signature, I have agreed to and authenticated the use of my electronic signature for such filings with the SEC.

3.
While the Plan is in effect, I agree to provide MSSB with information necessary for compliance with Rule 144 regarding (i) any sale of securities by me outside of MSSB, and (ii) any sale of securities by or for the account of any person whose sales are required to be aggregated with sales by or for me as provided in paragraphs (a)(2) and (e)(3) of Rule 144.

4.
I authorize MSSB to use and/or update the information provided to MSSB by me or on my behalf related to the proposed sales and any sales required to be aggregated with my sales, as well as publicly available information, for the purpose of completing and filing Forms 144, including, but not limited to, the number of shares to be sold, the number of shares sold during the past three months, remarks and any dates, as may be necessary to reflect my instructions, which may be written or oral, and the facts of the transaction(s) as effected, and to use such Forms 144 and this Letter, as appropriate, to comply with Rule 144 and to effect settlement of any related sale.

5.
I understand and acknowledge that, if I have not provided MSSB access to the SEC’s EDGAR filing system to make filings on my behalf, MSSB may not be able to file timely Forms 144.

6.
By signing below, I am hereby representing that I do not know any material adverse information in regard to the current and prospective operations of the Issuer of the Stock to be sold that has not been publicly disclosed.

Signature:

I acknowledge that, by signing this Letter, I am authenticating, acknowledging and adopting the use of my signature in typed form within each Form 144 that MSSB files electronically with the SEC on my behalf.

G. Raymond Zage, III	Date

A typed version of your signature will be used in Form 144 filings pursuant to your authorization above.